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Exhibit 10.7

LEASE

    THIS LEASE is made and entered into as of March    , 2000 by and between Alex Hahn, Jae Hee Hahn, Sang Eui Hahn and Hai Tan Hahn (hereinafter collectively called "Landlord"), and Nara Bank, National Association, (hereafter called "Tenant"). As parties hereto, Landlord and Tenant agree as follows:

ARTICLE 1. PREMISES; TERM

    1.1  Premises and Term.  Landlord leases to Tenant, and Tenant hires and takes from Landlord those premises (hereinafter called the "Premises") on the ground floor of that building (the "Building") located at 2250 Broadway (at the intersection of Broadway and Grand Avenue) in the City of Oakland, Alameda County, California, comprising approximately 3,297 square feet of rentable space, as shown on the plan of the Building attached hereto as Exhibit "A", together with the non-exclusive right to use in common with other tenants of the Building the designated "Common Areas", for a term of five (5) years (the "Lease Term") commencing on the date of the notice provided by Landlord to Tenant under Paragraph 6.1 hereof that Landlord has substantially completed its construction obligations, but not earlier than June 1, 2000 (the "Lease Commencement Date") and, unless sooner terminated in accordance with the provisions hereof, ending on the day preceding the fifth anniversary of said Lease Commencement Date. The Lease Commencement Date shall also he subject to Tenant obtaining a license from the Office of Comptroller of Currency to open an Oakland branch. If it has not done so already, Tenant shall promptly apply for such license and diligently pursue its approval. If, notwithstanding such efforts, a license to open the branch cannot be obtained, then Tenant may, by written notice to Landlord given not later than the ninetieth (90th) following the execution of the Lease by Tenant, terminate this Lease. In the event of such termination, however, it is agreed that Landlord shall be entitled to retain one-half the sum deposited by Tenant upon execution of this Lease, a total of $8,242.50, with the other one-half, an additional $8,242.50 being returned to Tenant.

    1.2  Common Areas.  The term "Common Areas" as used herein shall, without limitation, include the hallways, the utility and garbage storage rooms, and all other areas of the Building the use of which is shared with other tenants of the Building. Without limiting the foregoing, it is specifically agreed that Tenant shall be provided with access, by keys or other means, to the restrooms on the second floor of the Building and in its basement.

    1.3  Options To Renew.  Provided Tenant is not then in default, Tenant shall have the option to extend the term of this Lease for up to two additional period of five (5) years each. Such options must be exercised, if at all, by Tenant giving Landlord written notice thereof not less than six (6) months before the then scheduled expiration of the Lease Term.

ARTICLE 2. MINIMUM RENT

    2.1  Payment of Minimum Rent.  Tenant shall pay to Landlord, without offset or deduction, at the address specified in Article 25, or to such other person or at such other place as Landlord may from time to time designate, the monthly Minimum Rent for the Premises, in advance, on or before the first day of each successive calendar month during the term of this Lease. Any and all rent payable under this Lease for a partial month shall be prorated on the basis of a thirty (30) day month and paid at the commencement of such partial month. The initial monthly Minimum Rent shall be Eight Thousand Two Hundred Forty-Two and 50/100 Dollars ($8,242.50).

    2.2  Square Footage Adjustment.  Said monthly Minimum Rent has been calculated at a rate of $2.50 per square foot and is subject to adjustment, upward or downward if, prior to the Lease

Commencement Date, the rentable square footage of the Premises is determined to be other than that stated in Paragraph 1.1 above. If there is any such adjustment, it shall be reduced to writing and signed by both Landlord and Tenant. In the absence of any adjustment, the square footage specified in Paragraph 1.1 above shall be conclusively deemed correct and shall not be subject to later adjustment.

    2.3  First Option Term.  The monthly Minimum Rent for the first option term, if any, shall be set at Two and 75/100 Dollars ($2.75) per square foot. Based on the square footage specified in Paragraph 1.1 above, that would mean that the monthly Minimum Rent for the first option term would be Nine Thousand Sixty-Six and 75/100 Dollars ($9,066.75).

    2.4  Second Option Term.  The monthly Minimum Rent for the second option term, if any, shall be set at the then prevailing market rate for similar space in comparable buildings, but in no event at less than Three Dollars ($3.00) per square foot. Landlord shall make the initial determination of the market rate, but if such figure is disputed by Tenant, in writing, within ten (10) days after the giving by Landlord of notice of such determination and if the parties cannot agree on the new rent within thirty (30) days of Landlord's initial determination, then the matter shall be determined by appraisal in the following manner:

    If Landlord and Tenant can agree on a single appraiser then the rate set by him shall be the monthly Minimum Rent for the option term. If the parties cannot agree on a single appraiser then each party, by giving written notice to the other, shall appoint as an appraiser a certified real estate appraiser with experience in commercial leasing in the area in which the Building is located. Said appointment shall be made within ten (10) days following the expiration of the thirty (30) day period aforesaid, and if one of the parties does not appoint an appraiser within that time, the single appraiser named shall be the sole appraiser and shall set the initial monthly Minimum Rent for the option term.

    If the two appraisers are appointed as provided hereinabove, each shall independently prepare an estimate of the market rate within thirty (30) days. If the higher of the two estimates is within ten percent (10%) of the lower estimate, then the initial monthly Minimum Rent for the option term shall be set as the average of the two estimates. If the difference exceeds 10%, the two appraisers shall, within ten (10) days thereafter, select a third appraiser meeting the qualifications set forth above who will likewise independently estimate the market rate within thirty (30) days of his appointment. The average of the two closest appraisals shall be set as the monthly Minimum Rent for the option term.

    The cost of these appraisals shall be borne by the parties as follows: If the initial determination of the Landlord did not exceed the monthly Minimum Rent as set by such appraisal by ten percent (10%) then the cost shall be borne wholly by Tenant. Conversely, if the initial determination did exceed the rent set by appraisal by ten percent (10%), then the cost shall be borne by the Landlord alone.

ARTICLE 3. SHARED EXPENSES

    3.1  Definitions.  For purposes of this Lease the following terms shall be defined as follows:

      (a) Base Operating Costs and Taxes" means the actual amount of the Gross Operating Costs and Taxes incurred by Landlord during calendar year 2002; excluding therefrom, however, any Gross Operating Costs and Taxes incurred during that Lease year that are of a nature that would not ordinarily be incurred on an annual recurring basis;

      (b) "Gross Operating Costs" means all direct costs of managing, operating, maintaining and repairing the Property including the associated parking and common areas, including, but not limited to: (i) costs of maintenance and repair of the Property, including the repair or replacement of glass and the roof covering or membrane; (ii) costs of maintenance and replacement of landscaping in the Property; (iii) costs of providing utilities—including costs and charges for water, gas, sewage disposal, rubbish removal, security services, cleaning and janitorial services, window washing and supplies and materials; (iv) charges for the services of independent contractors and compensation (including employment taxes and fringe benefits) for persons who perform duties in connection with the operation, maintenance and repair of the Building, such compensation to be appropriately allocated for persons who perform duties unrelated to the Building; (v) premiums for property insurance (including coverage for earthquake and flood if carried by Landlord), liability insurance, rental income and other insurance relating to the Property, and deductible amounts under such insurance paid in connection with the repair or restoration of the Property (including the common areas) after damage or destruction of the Property; (vi) fees and charges for licenses, permits and inspections; (vii) costs of capital improvements required to meet changed governmental regulations or which are intended to reduce Gross Operating Costs or otherwise improve the efficiency of the Building's systems, such costs, together with interest on the unamortized balance at the rate of prime plus one percent per annum or any higher rate paid by Landlord on funds borrowed for the purpose of constructing such capital improvements, to be amortized over such reasonable periods as Landlord shall determine; (viii) costs associated with the maintenance of the Building management offices or related facilities in the Building, including the rental value of any space occupied for such purposes; (ix) property management fees of not more than five (5) percent of Building gross receipts: (x) costs for accounting, legal and other professional services incurred in connection with the operation of the Building and the calculation of Gross Operating Costs and Gross Taxes (as defined below); (xi) a reasonable allowance for depreciation of machinery and equipment used to maintain the Property and on other personal property used by Landlord in the Building (including window coverings and carpeting in public corridors and common areas); (xii) the reasonable cost of contesting the validity or applicability of any governmental enactments that may affect the Property; (xiii) the Building's share of common area maintenance fees and expenses; and (xiv) any other expense or charge, whether or not hereinbefore described, which in accordance with generally accepted property management practices would be considered an expense of managing, operating, maintaining and repairing the Property.

      Gross Operating Costs shall not include (i) capital improvements subsequent to the initial construction and development of the Building, other than those specifically enumerated above in the definition of Gross Operating Costs; (ii) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made; (iii) interest and principal payments on loans or indebtedness secured by the Building; (iv) costs of improvements for other tenants of the Building; (v) costs of services or other benefits of a type which are not available to Tenant but which are available to other tenants or occupants, and costs for which Landlord is reimbursed by other tenants of the Building other than through payment of tenants' shares of Operating Costs and Taxes; (vi) leasing commissions, attorneys' fees and other expenses incurred in connection with negotiations or disputes with other tenants, prospective tenants or occupants of the Property, or in connection with negotiations or disputes with other tenants, prospective tenants or occupants of the Property, or in connection with the enforcement or violation by Landlord or such tenant or occupant of any lease; (vii) depreciation or amortization, other than as specifically enumerated above in the definition of Gross Operating Costs; (viii) costs, fines or penalties incurred due to Landlord's violation of any law or governmental regulation; (ix) the excess of the cost of supplies and services provided by subsidiaries and affiliates of Landlord over competitive costs by independent suppliers and contractors of comparable buildings in the vicinity of the Property; and (x) the costs and expenses incurred by Landlord for the repair or restoration of the Premises or the Building pursuant to the provisions of Article 11, except for insurance deductibles.

      (c) "Gross Taxes" means all real property taxes and general, special or district assessments or other government impositions, or whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Property; governmental charges, fees or assessments for transit (including without limitation, area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the

  Property; personal property taxes assessed on the personal property of the Landlord used in the operation of the Property; service payments in lieu of taxes and taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Property or the personal property described above; taxes and assessments on the gross or net rental receipts of Landlord derived from the Building (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources); and the reasonable cost of contesting by appropriate proceeding the amount or validity of any taxes, assessments or charges described above. The term "Gross Taxes" shall not, however, include any taxes the Tenant is obligated to pay under the provisions of Article 17 hereof or taxes of a like nature imposed on any other tenant of the Building.

      (d) "Operating Costs" means the total Gross Operating Costs for any calendar year divided by the number of rentable square feet of office space in the Building. Operating Costs for any year during which average occupancy of the Building is less than ninety-five percent (95%) shall be calculated based upon the Gross Operating Costs that would have been incurred if the Building were so occupied during the entire calendar year. Tenant's Share of Operating Costs shall not be reduced as a result of Tenant's performing for itself any of the services that Landlord provides for the Property or for the tenants of the Property.

      (e) "Taxes" means the total Taxes for any calendar year divided by the number of rentable square feet in the Building. Taxes for any year during which average occupancy of the Building is less than ninety-five percent (95%) shall be calculated based upon the Gross Taxes that would have been incurred if the Building were so occupied during the entire calendar year.

      (f)  "Tenant's Share" means an amount equal to the number of rentable square feet of office space in the Premises divided by the total rentable area of the Building (as specified in Article 1 hereof or as adjusted in accordance with Article 2 hereof) multiplied by the amount, if any, by which the Operating Costs and Taxes for any calendar year exceed the Base Operating Costs and Taxes.

    3.2  Additional Rent.  If Operating Costs and Taxes for any calendar year during the term of this Lease exceed Base Operating Costs and Taxes, Tenant shall pay Landlord, as "Additional Rent", Tenant's Share of such increase in Operating Costs and Taxes (whether such increase, in the case of Taxes, is caused by changes in valuation, rate or other factors or circumstances); provided however, in no event shall Tenant have any obligation to Landlord for Additional Rent during the first thirty-six (36) months of the Lease Term.

    3.3  Notice and Payment.  As close as reasonably possible to the end of each calendar year, Landlord shall notify Tenant of any increases in operating Costs and Taxes over Base Operating Costs and Taxes estimated by Landlord for the following calendar year. Commencing on the first day of the thirty-seventh (37th) month of the Lease Term and on the first day of every month thereafter in such year, Tenant shall pay to Landlord, as Additional Rent, one twelfth (1/12th) of Tenant's Share of increases in Operating Costs and Taxes as estimated by Landlord. If at any time during any such calendar year, it appears to Landlord that Operating Costs or Taxes for such year will vary from Landlord's estimate, Landlord may, by written notice to Tenant, revise its estimate for such year and the Additional Rent payments by Tenant for such year shall thereafter be based upon such revised estimate.

    As soon as possible after each calendar year for which Tenant has made estimated payments or is liable for increases in Operating Costs and Taxes, Landlord shall furnish Tenant a statement with respect to such year, certified by Landlord's controller, showing Gross Operating Costs and Gross Taxes, Operating Costs and Taxes, the increase in Operating Costs and Taxes in excess of Base Operating Costs and Taxes, Tenant's Share of such increase, and the total payments made by Tenant on the basis of any previous estimate of such increases. Unless Tenant raises any objections to Landlord's statement within ninety (90) days after receipt of the same, such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such statement or any item therein or the computation of increases in Operating Costs or Taxes. If Tenant does object to such statement, Landlord shall provide Tenant with reasonable verification of the figures shown on the statement and the parties agree to negotiate in good faith to resolve any disputes. Any amounts due Landlord or Tenant shall be paid in the manner set forth below. Any objection of Tenant to Landlord's statement and resolution of any dispute shall not postpone the time for payment of any amounts due Tenant or Landlord based on Landlord's statement, nor shall any failure of Landlord to deliver Landlord's statement in a timely manner relieve Tenant of its obligation to pay any amounts due Landlord based on Landlord's statement.

    If Tenant's Share for the year as finally determined exceeds the total payments made by Tenant based on Landlord's estimates, Tenant shall pay Landlord the deficiency within ten (10) days of Tenant's receipt of Landlord's statement. If the total payments made by Tenant based on Landlord's estimate of the increases in Operating Costs and Taxes exceed Tenant's Share of the increases, as determined by Landlord, Tenant's excess payment shall be credited toward future payments by Tenant of Rent or estimated increases in Operating Costs and Taxes.

    For any partial calendar year at the commencement or termination of this Lease, Tenant's Share of any increases in Operating Costs and Taxes over Base Operating Costs and Taxes for such year shall be prorated on the basis of a 365-day year by computing Tenant's Share of the increases in Operating Costs and Taxes for the entire year and then prorating such amount for the number of days the term of this Lease was in effect during such year. Inasmuch as Tenant shall have no liability for paying any share of the increases in Operating Costs and Taxes for the first 36 months of its tenancy, Tenant's liability for the calendar year in which the 37th month occurs shall be prorated based on the same principle.

    Notwithstanding the termination of this Lease, and within ten (10) days of Tenant's receipt of Landlord's statement regarding the determination of increases in Operating Costs and Taxes for the calendar year in which this Lease terminates, Tenant shall pay to Landlord or Landlord shall pay to Tenant, as the case may be, an amount equal to the difference between Tenant's Share (as prorated) of the increases in Operating Costs and Taxes for such year, as finally determined by Landlord, and the amount previously paid by Tenant toward such increases.

ARTICLE 4. USE OF PREMISES

    4.1  Permitted Uses.  The Premises shall be used and occupied only for the operation of retail banking operations, as well as such other related banking, financial, insurance and investment services as permitted by law and are of a nature as are compatible with such retail banking operations and generally provided by similar institutions, and for no other purposes without Landlord's prior written consent.

    4.2  Prohibited Activities.  Tenant shall not do or permit to be done in or about the Premises anything which is illegal or unlawful; or which is of a hazardous or dangerous nature; or which will cause cancellation of any insurance on the Building. If anything Tenant does or permits to be done in or about the Premises shall cause any increase in the insurance premiums otherwise payable by Landlord, then the amount of such increase shall be due and payable by Tenant to Landlord, as Additional Rent, within ten (10) days after Tenant is notified of the amount thereof.

    4.3  No Nuisances or Waste.  Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, nor commit any waste therein or thereon. Tenant shall not use nor permit the use of the Premises or any part thereof as living or sleeping quarters. Nor shall Tenant change the locks to the Premises without first obtaining Landlord's consent thereto and, in all events, providing Landlord with a key to the new lock. Notwithstanding the requirement that Landlord at all times be provided with a key to the Premises, Landlord understands that its access to the Premises shall be governed by the provisions of Article 19 hereafter, except in the event of any actual emergency wherein the delay in following those procedures might result in injury to persons or in damage to the Premises or the Building.

    4.4  Compliance with Applicable Laws.  Tenant agrees that, at its own cost and expense, it will comply with and conform to all laws and ordinances and any and all lawful requirements and orders of any properly constituted governmental board of authority, in any way relating to the use or occupancy of the Premises throughout the entire Lease Term. It shall be considered a material breach of this Lease if Tenant shall fail to comply and conform to any such law, ordinance, requirement or order.

    4.5  Hours of Operation.  Tenant shall maintain such days and hours of operation to the public as are standard for banks in the City of Oakland, Alameda County, California, and shall maintain its banking operations at the Premises throughout the Lease Term. Bank personnel shall have unrestricted access to the Premises at all hours and on all days.

ARTICLE 5. INITIAL PAYMENTS

    5.1  Initial Payment.  Upon execution of this Lease, Tenant shall deposit with Landlord the sum of Sixteen Thousand Four Hundred Eighty-Five and 00/100 Dollars ($16,485.00), being the equivalence of two months rent. One-half that sum, $8,242.50, shall be applied towards the first month's rent payable by Tenant to Landlord and the remaining one-half, another $8,242.50, shall be held by Landlord as security for the faithful performance by Tenant of all of the obligations of this Lease to be kept and performed by Tenant. Said sum shall not be assigned, transferred or encumbered by Tenant, and any attempt to do so by Tenant shall not be binding upon Landlord. If, pursuant to the provisions of this Lease, the monthly Minimum Rent payable by Tenant shall be increased, then Tenant shall deposit a sum equal to the amount by which the monthly Minimum Rent has been increased so that the amount held by the Landlord shall always be equal to the amount of one monthly Minimum Rent payment then being charged.

    5.2  Recourse to the Deposit/Last Month's Rent.  If Tenant defaults with respect to any provision of this Lease, or should Landlord make any payment on behalf of Tenant, Landlord may (but shall not be required to) use, apply or retain all or any part of said deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord has suffered or may suffer by reason of Tenant's default. If any portion of said deposit is so used, applied, or retained; Tenant shall, within five (5) days after written demand by Landlord therefor, deposit cash with Landlord in an amount sufficient to restore said deposit to its original sum. Tenant's failure to do so shall constitute a material breach of this Lease and Landlord may, without any further notice, exercise its remedies specified in Article 23 hereof. Provided Tenant is not then in default, Tenant may elect to apply the amount then held by Landlord towards payment of Tenant's last month's rent.

    5.3  No Segregation of Funds.  Landlord shall not be required to keep said deposit separate from its general funds and is in no event to be deemed a trustee thereof, and Tenant shall not be entitled to interest on any sums deposited under this Article. If Tenant shall have fully and faithfully performed all of its obligations under this Lease, said deposit or its then remaining balance, shall be refunded to Tenant or the last assignee or successor in interest thereto within two (2) weeks after the expiration of the Lease Term, as such may have from time-to-time been extended. In the event Landlord's interest in this Lease is sold or otherwise terminated, Landlord shall transfer said deposit to its successor in interest, and thereupon Landlord shall be discharged from any further liability with respect thereto. The provisions of the preceding sentence shall likewise apply to any subsequent transferees.

    5.4  Transfer of Deposit.  If for any reason this Lease is terminated prior to the Lease Commencement Date (other than for non-performance of Landlord), then, in addition to any other rights it may have, Landlord shall have the right to retain the security deposit.

ARTICLE 6. IMPROVEMENTS TO THE PREMISES

    6.1  Landlord's Work.  Landlord agrees to notify Tenant in writing when Landlord has substantially completed its construction obligation, as specified in Exhibit "B" hereto and incorporated herein by this reference.

    6.2  Installation of Trade Fixtures.  Upon its receipt of the notice provided for in Paragraph 6.1, Tenant shall accept possession of the Premises in that condition and immediately proceed, with due diligence to install such trade fixtures and perform such other work as it may require for the operation of its business within the Premises. Except as may otherwise be provided herein or in any Exhibit hereto, all of said work shall be Tenant's sole cost and expense. Prior to commencing any such work, plans shall be submitted to Landlord for its review and approval and all required permits shall be obtained. Tenant agrees that all such work shall be performed in compliance with Article 9 hereof and all applicable governmental rules, regulations and ordinances. Further, prior to commencing any such work, Tenant shall have obtained such insurance as is required under Article 13 hereof and shall have furnished proof of such coverage to Landlord.

    6.  Punchlist.  If Tenant shall notice any defects in the Premises or failure on the part of the Landlord to complete its construction obligation, as provided under, Paragraph 6.1 above, Tenant shall note such defects of failure in a written punchlist of items to be corrected and submit same to Landlord within thirty (30) days after its receipt of the notice provided for in Paragraph 6.1. If any latent defect in the work performed by Landlord under the provisions of Paragraph 6.1 above is discovered by Tenant after said 30 day period, Landlord shall repair all such defects within a reasonable period of time after receipt of notification by Landlord of such defects, provided such notification shall be given by Tenant within sixty (60) days of its discovery of the latent defects. Except as so provided, Tenant's taking possession of the Premises to install its trade fixtures and otherwise prepare the Premises for its occupancy, as provided in Paragraph 6.2 above, shall constitute Tenant's acknowledgment that the premises are in good condition.

ARTICLE 7. UTILITIES

    7.1  Separate Meters.  Tenant shall have the right, at its own cost and expense, to have the Premises separately metered for gas and electric service. Prior to commencing any such work, plans shall be submitted to Landlord for its review and approval and all required permits shall be obtained. Tenant agrees that all such work shall be performed in compliance with Article 9 hereof and all applicable governmental rules, regulations and ordinances. Further, prior to commencing any such work, Tenant shall have obtained such insurance as is required under Article 13 hereof and shall have furnished proof of such coverage to Landlord.

    7.2  Payment for Utility Service.  Regardless of whether or not said utilities are separately metered, Tenant, at its own cost and expense, shall pay for all water, gas, electricity, garbage disposal, telephone, and any other utility or service charge related to its occupancy of the Premises, including any hook-up or metering charge which may be imposed. If any of said services are not separately metered or billed, then Tenant shall pay, as Additional Rent, its pro-rata share of such charges, as reasonably determined by Landlord, within ten (10) days after written demand by Landlord therefor. Tenant's failure to do so shall constitute a material breach of this Lease and Landlord may, without any further notice, pursue its remedies specified in Article 23 hereof.

    7.3  No Charges for Two Years.  Notwithstanding the foregoing provisions of this Article 7, and regardless of whether or not said services are separately metered, Landlord will pay for all gas and electricity furnished to the Premises for the first twenty-four (24) months of the Lease Term.

    7.4  Heating, Ventilation and Air Conditioning (HVAC).  At present, the Premises are serviced by a heating, ventilation and air conditioning (HVAC) system that covers the entire Building. While Landlord will not be responsible for any interruption in these services beyond its reasonable control, except on holidays and on weekends, said services will be provided from the hour of 8 a.m. to 5:30 p.m. daily. For so long as the Premises are used for the operation of a bank, said services will also be provided during such hours as Tenant's branch may be open to the public for business on Saturdays. Should Tenant request the provision of HVAC services during other times or on other days, the cost of such additional services will be charged to Tenant at the rate then in effect for such services, as reasonably determined by Landlord.

ARTICLE 8. SIGNS

    8.1  No Signs without Landlord's Approval.  Tenant shall not, without first obtaining the written consent of Landlord, place or maintain any sign or advertising of any kind anywhere in, on or about the Premises or the Building, and shall promptly remove any such sign or advertising which has been so placed without Landlord's prior written consent. All signs shall be subject to review and approval by the Landlord with regard to location, size and design.

    8.2  Installation and Maintenance of Signage.  The cost of installing any and all such signs and maintaining them shall be borne solely by Tenant. Further, prior to commencing any such work, plans shall be submitted to Landlord for its review and approval and all required permits shall be obtained. Tenant agrees that all such work shall be performed in compliance with Article 9 hereof and all applicable governmental rules, regulations and ordinances. Further, prior to commencing any such work, Tenant shall have obtained such insurance as is required under Article 13 hereof and shall have furnished proof of such coverage to Landlord.

    8.3  Permitted Signs.  Subject to the foregoing provisions of this Article 8 and subject to Tenant's compliance with all applicable laws and procedures, if any, for obtaining the approval of municipal authorities for the erection, installation and maintenance of signs, Tenant shall be granted a license to erect, install and maintain signs as follows:

      (a) on the roof of the Building;

      (b) on the monument sign in front of the Building;

      (c) at or near the entrance to the parking lot, at a location to be mutually agreed upon by and between Landlord and Tenant; and

      (d) over the front door to the Premises.

ARTICLE 9. REPAIRS AND ALTERATIONS

    9.1  Landlord's Responsibilities.  Subject to such reimbursement as it is entitled to under the terms and provisions of Article 3 above, Landlord at its sole cost and expense shall at all times keep and maintain the exterior walls, foundations, structural members and the roof of the Building in good condition and repair. Landlord shall also be responsible for maintenance and repair of all plumbing and utility facilities located outside the Premises, except where damage thereto was caused by Tenant's acts, or by the acts of its agents, employees and invitees.

    9.2  Tenant's Responsibilities.  Except as so provided, Tenant shall, at its expense, keep and maintain the Premises and every part thereof in good order, condition and repair, including without limitation all mechanical equipment and the exhaust and "make-up" (i.e. fresh air) ducts servicing the

Premises, whether or not such equipment is located within or outside said Premises. Tenant shall reimburse Landlord on demand for the cost of damage to the Premises or the Building caused by the Tenant or its employees, agents or invitees. If Tenant shall fail to comply with the foregoing requirements, Landlord may (but shall not be obligated to) effect such maintenance and repair, and the cost thereof together with interest thereon at the maximum rate permitted by law shall be due and payable as Additional Rent to Landlord, within five (5) days after written demand by Landlord therefor. Tenant's failure to do so shall constitute a material breach of this Lease and Landlord may, without any further notice, pursue its remedies specified in Article 23 hereof.

    9.3  Mechanical Equipment.  Tenant shall be allocated sufficient space on the roof of the Building for the placement of mechanical equipment necessary for the operation of its business in the Premises. Tenant shall, at its sole cost and expense, maintain, repair and service all such equipment, and shall take care in doing so not to damage or disrupt the functioning of any other tenant's equipment. Tenant shall be responsible for, and shall hold harmless and indemnify Landlord against any and all liability for any such damage or disruption caused by Tenant, its employees or agents.

    9.4  Alterations and Improvements.  Tenant shall not make any alterations, changes or improvements in or to the Premises or any part thereof without first obtaining Landlord's written consent, and all of the same shall be at Tenant's sole cost. In connection with obtaining Landlord's consent, Tenant shall submit plans for all proposed alterations, changes or improvements and shall give sufficient advance notice so as to permit Landlord to post and record a notice of non-responsibility. All alterations, additions, changes and improvements made by Tenant shall become the property of Landlord and a part of the realty and shall be surrendered to Landlord upon the expiration or sooner termination of the term hereof or, at Landlord's election, shall be removed and all damage caused by such removal repaired by Tenant at its cost and with all due diligence.

ARTICLE 10. TRADE FIXTURES AND SURRENDER

    10.1  Surrender of Possession.  Upon the expiration or sooner termination of the Lease Term, Tenant shall surrender the Premises including, without limitation, all apparatus and fixtures (except moveable trade fixtures and furniture installed by Tenant and then upon the Premises) in as good condition as when received, reasonable wear and tear alone excepted, broom clean and free of trash and rubbish and, subject to Landlord's election set forth in Paragraph 10.2. with all alterations, changes, additions and improvements which may have been made or installed from time to time either by Landlord or Tenant in, on or about the Premises. Except for Tenant's trade fixtures and furniture, all of the same shall be the property of Landlord and shall be surrendered by Tenant without any injury, damage or disturbance thereto, and Tenant shall not be entitled to any payment therefor.

    10.2  Removal of Trade Fixtures.  Moveable trade fixtures (including fixtures installed by Tenant in the Premises and affixed to the real property which can be removed without significant damage to the Premises or the Building and provided all such damage, can and is repaired by Tenant), furniture and other personal property installed in the Premises by Tenant at its cost shall be Tenant's property unless otherwise provided in this Lease, and if not in default hereunder, Tenant shall remove all of the same prior to the termination of this Lease. Tenant shall at its own cost completely repair any and all damage to the Premises and the Building resulting from or caused by such removal. If Tenant fails to remove any of such property, Landlord may at its option retain all or any thereof as abandoned by Tenant and title thereto shall thereupon vest in Landlord, or Landlord may remove the same and dispose in any manner of all or any thereof, in which latter event Tenant shall, upon demand, pay Landlord the actual expense of such removal, storage and disposition plus the cost of repair of any and all damage to said Premises and Building resulting from or caused by such removal. However, should the Landlord remove any of the Tenant's personal property, prior to disposing of or transferring same, Landlord shall notify Tenant, in writing, of its intention to dispose or transfer said personal property and Tenant shall have the right to reclaim any or all of said personal property within fifteen (15) days of the date of the notice from Landlord, provided that Tenant, as condition thereto, shall pay Landlord the actual expense of such removal, storage and disposition plus the cost of repair of any and all damage to said Premises and Building resulting from or caused by such removal, as provided in the preceding sentence of this Paragraph 10.2.

    10.3  No Merger.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord terminate all or any existing subleases and subtenancies, or may, at Landlord's option, operate as an assignment to it of any or all such subleases or subtenancies.

    10.4  Last Sixty Days of Lease Term.  If, at any time during the last sixty (60) days of the term hereof, Tenant has removed all or substantially all of its aforesaid property from the Premises, Landlord shall thereafter have the right, after notice to Tenant, to enter said Premises for the purpose of altering, renovating and/or redecorating the same. Any such entry or work by Landlord shall not entitle Tenant to any abatement of rent or any other sum payable hereunder nor shall such entry or work be deemed an eviction or disturbance of Tenant's use and occupancy.

ARTICLE 11. DAMAGE OR DESTRUCTION

    11.1  Insured Casualty.  If the Premises are damaged or destroyed by any casualty covered by insurance to such an extent as to render the same untenantable in whole or substantial part, then unless Landlord—within thirty (30) days after the occurrence of such casualty—notifies Tenant of its election to repair or restore said Premises, this Lease shall terminate at the expiration of said period. If Landlord, in its sole and absolute judgment elects to repair or restore the Premises, this Lease shall remain in effect and, provided said damage or destruction was not caused by Tenant's fault or neglect, then and only then shall the Minimum Rent payable hereunder be proportionately reduced during the period of damage and repair or restoration, said reduction to be based upon the extent to which the damage or the making of such repairs or restoration shall interfere with Tenant's business conducted in the Premises. In the event of damage or destruction caused by Tenant's failure or neglect, the Minimum Rent shall continue unabated.

    11.2  Uninsured Casualty.  If at any time during the term herein the Premises are damaged and such damage was caused by a casualty not covered by insurance, Landlord may, at his option, either (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) cancel and terminate this Lease as of the date of the occurrence of such damage, by giving Tenant written notice of Landlord's election to do so within thirty (30) days after the date of occurrence of such damage, in which event this Lease shall terminate. If Landlord does elect to repair or restore, this Lease shall remain in effect with the Minimum Rent payable hereunder proportionately reduced during the period of damage and repair as specified above; provided, however, if said damage or destruction was caused by Tenant's fault or neglect, the Minimum Rent shall not be proportionately reduced.

    11.3  Time to Complete Repairs.  Provided Landlord elects, under the foregoing provisions of this Article 11, to repair or restore any damage caused to the Premises or the Building, Landlord shall provide Tenant with an estimate of the time it will reasonably take to complete said repairs or restoration. Landlord will incur no liability if the time needed to complete said repairs or restoration exceeds the time estimated. However, all such work shall be completed within nine (9) months of the date of Landlord's notice to Tenant that it intends to repair or restore the damage and, if not so completed, then Tenant shall have the right to notify Landlord of its intent to terminate this Lease if such work is not completed within thirty (30) days. If the work is completed within said 30 day period, then Tenant's notice shall be of no further force and effect. If the work is not completed within said 30 day period, then the Lease shall automatically terminate at the end of said 30 day period.

    11.4  Refund of Unearned Rent.  In the event of a termination of this Lease under this Article, any rents or other sums paid in advance and not yet earned as of the effective date of termination shall he refunded to Tenant.

    11.5  No Obligation on Landlord to Repair or Replace Trade Fixtures or Tenant Improvements.  Landlord shall in no event be required or obligated to repair, restore or replace any of Tenant's leasehold improvements, trade fixtures or any other property whatsoever installed in the Premises, whether by Landlord or by Tenant.

    11.6  Tenant's Obligation.  Tenant shall be responsible for the repair or replacement of any property of any other tenant of the Building which is damaged or destroyed as a result of any negligent or intentional act of Tenant, its agents or employees.

ARTICLE 12. EMINENT DOMAIN

    12.1  Condemnation of the Premises.  Subject to the provisions of Paragraph 12.2 hereafter, if all or any part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, to terminate this Lease effective as of the date possession is taken by said authority, and Landlord shall be entitled to any and all income, rent, award and any interest thereon whatsoever which may be paid or made in connection with such public or quasi-public use or purpose. Tenant hereby assigns to Landlord its entire interest in any and all such awards, and shall have no claim against Landlord for the value of any unexpired term of this Lease. However, Tenant shall be entitled to submit an independent claim to the condemning authority for its costs to relocate and the loss of goodwill associated with the site. If such costs are not separably compensable or if they are included in the compensation received by the Landlord, Tenant shall be entitled to recover those expenses from the Landlord. If a part of the Premises shall be so taken or appropriated, and neither party shall have elected to terminate this Lease, the Minimum Rent thereafter to be paid shall be equitably reduced.

    12.2  Taking Must Substantially Impair Use of the Premises.  Notwithstanding the foregoing, Tenant shall not have the right or option to terminate this Lease unless said taking or appropriation shall be of such extent and nature as to substantially handicap, impede or impair its use of the Premises.

    12.3  Tenant's Right to Claim Damages for Taking.  Nothing hereinbefore contained shall be deemed to deny to Tenant its right to claim from the condemning authority compensation or damages for its trade fixtures and personal property.

ARTICLE 13. INSURANCE

    13.1  Tenant's Obligation to Carry Insurance.  Tenant shall, at all times during the term hereof, at its expense, carry and maintain insurance policies in the amounts and in the form hereafter provided:

      (a)  Public Liability and Property Damage:  Bodily injury liability insurance with limits of not less than Two Million Dollars ($2,000,000) per person and Two Million Dollars ($2,000,000) per occurrence insuring against any and all liability of the insured with respect to the Premises or arising from the maintenance, use or occupancy thereof, and property damage liability insurance with limits of not less than Two Million Dollars ($2,000,000) per occurrence. All such insurance shall specifically insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and loss of or damage to property contained in Article 15.2 hereof. Said insurance shall name Landlord as an additional insured. Said insurance shall be primary insurance as respects Landlord and not participating with any other available insurance.

      (b)  Plate Glass:  Tenant shall, at its expense, carry and maintain plate glass insurance.

      (c)  Tenant Improvements:  Insurance covering all of Tenant's leasehold improvements, trade fixtures, merchandise and other personal property from time to time in the Premises in an amount not less than Eighty Percent (80%) of their full replacement cost from time to time, providing protection against any peril included within the classification "Fire and Extended Coverage", together with insurance against sprinkler damage, vandalism and malicious mischief. The proceeds of such insurance shall, so long as this Lease remains in effect, be used to repair or replace the property damaged or destroyed.

      (d)  Policy Form:  All insurance to be carried by Tenant hereunder shall be in companies, on forms and with loss payable clauses satisfactory to Landlord and copies of such policies or certificates evidencing such insurance shall be delivered to Landlord within ten (10) days after delivery of possession of the Premises to Tenant and within thirty (30) days prior to the expiration date of each policy. No such policy shall be cancelable except after twenty (20) days advance written notice to Landlord.

    13.2  Tenant's Failure to Procure Insurance.  If Tenant shall fail to procure and maintain any insurance policy required hereinabove, Landlord may (but shall not be obligated to) procure the same on Tenant's behalf, and Tenant shall, within five (5) days after written demand by Landlord therefor, reimburse Landlord for the cost of same. Tenant's failure to do so shall constitute a material breach of this Lease and Landlord may, without any further notice, pursue its remedies specified in Article 23 hereof.

    13.3  Landlord's Policies.  Landlord shall procure and maintain in effect such policies of insurance, including property damage and liability, as it deems commercially reasonable. In no event, however, shall the liability insurance carried by Landlord have limits less than those required of Tenant under the provisions of Paragraph 13.1 above. Any such policy or policies shall be secondary to the coverage provided by policies required of Tenant hereunder and the cost of all such policies obtained by Landlord shall be an element of the Operating Costs described in Paragraph 3.1 hereinabove.

    13.4  Waiver of Subrogation.  Any insurance carried by either party with respect to the Premises, the Building and property contained within them or occurrences related to them shall contain a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, waives any right of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent that the injury or loss is covered by such insurance.

ARTICLE 14. FORCE MAJEURE

    Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, regulations or controls, enemy or hostile governmental action, riot, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except that Tenant's obligations to pay the Minimum Rent, Additional Rent and any other sums or charges pursuant to this Lease shall not be affected thereby.

ARTICLE 15. RELEASE AND INDEMNITY

    15.1  Limitation of Landlord's Liability.  Except for any injury, death or damage caused by any intentional or grossly negligent act of Landlord, Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury, death or damage to any person or property

(including Tenant's property) in or about the Premises or the Building by or from any cause whatsoever, and without limiting the generality of the foregoing, whether caused by any defect in said Premises or said Building or any part, facility or appurtenance of either or both thereof. Tenant shall immediately notify Landlord of any defective condition in or about the Premises.

    15.2  Tenant's Duty to Indemnify Landlord.  Except for injuries or damage solely caused by Landlord, its agents or employees, Tenant agrees to and shall indemnify and hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage to any person or property whatever (including Tenant and Tenant's property): (a) occurring in, on or about the Premises or any part thereof, and (b) occurring in, on or about the Building or any facilities thereof including, without limitation, the stairways, passageways or hallways, the use of which Tenant may have in conjunction with other tenants of the Building. The foregoing obligation to indemnify shall include Landlord's reasonable attorney's fees, investigation costs and all other of Landlord's costs, expenses and liabilities reasonably incurred in connection therewith from the first notice that any claim or demand is to be made or may be made. Tenant further agrees that if, by reason of any act or omission of Tenant, Landlord is made a party defendant in any legal proceeding concerning this Lease, the Premises and/or the Building, Tenant shall indemnify and hold Landlord harmless of all costs, expenses, and liabilities (including attorneys' fees and court costs) it may incur by reason thereof.

ARTICLE 16. INSOLVENCY, ETC. OF TENANT

    16.1  Bankruptcy.  The filing of any petition in bankruptcy whether voluntary or involuntary, or the adjudication of Tenant as a bankrupt or insolvent, or the appointment of a receiver or trustee to take possession of all or substantially all of Tenant's assets, or an assignment by Tenant for the benefit of its creditors, or any action taken or suffered by Tenant under any State or Federal insolvency or bankruptcy act including, without limitation, the filing of a petition for or in reorganization, or the taking or seizure under levy of execution or attachment of the Premises or any part thereof, shall constitute a breach of this Lease by Tenant, and in any one or more of said events Landlord may at its option terminate this Lease by written notice to Tenant.

    16.2  Lease Shall not be Deemed an Asset.  Neither this Lease nor any interest therein or thereunder, nor any estate thereby created in favor of Tenant, shall be an asset of Tenant in or under any bankruptcy, insolvency or reorganization proceeding, nor shall any of the same pass by operation of law under any State or Federal insolvency or bankruptcy law to any trustee, receiver, assignee for the benefit of creditors or any other person whatever without Landlord's express written consent.

    16.3  Landlord's Remedies.  Landlord shall be entitled, notwithstanding any provision of this Lease to the contrary, upon re-entry of the Premises in case of a breach under this Article, to recover from Tenant as damages for loss of the bargain resulting from such breach, and not as a penalty, such amounts as are specified in Article 23, unless any statute governing the proceeding in which such damages are to be proved shall lawfully limit the amount thereof capable of proof, in which latter event Landlord shall be entitled to recover as and for its damages the maximum amount permitted under said statute.

ARTICLE 17. TAXES

    17.1  Business Taxes.  Tenant shall pay, before delinquency, any and all taxes and assessments, sales, use, business, occupation or other taxes, and license fees or other charges whatever levied, assessed or imposed upon its business operations conducted in the Premises. Tenant shall also pay, before delinquency, any and all taxes and assessments levied, assessed or imposed upon its equipment, furniture, furnishings, trade fixtures, merchandise and other personal property in, on or upon the Premises.

    17.2  Personal Property Taxes.  Tenant shall also pay all taxes and assessments levied, assessed or imposed on its leasehold improvements, regardless of whether such improvements were installed and/or paid for by Tenant or by Landlord, and regardless of whether or not the same are deemed to be a part of said Building.

    17.3  Taxes Included on Real Property Tax Bill.  If any of the taxes, fees or other charges payable by Tenant pursuant to the preceding sections of this Article shall be assessed, levied or imposed upon Landlord or the real property of which the Premises are a part, then such shall be paid by Tenant as Additional Rent on the first day of the month following demand therefor by Landlord.

ARTICLE 18. ASSIGNMENT AND SUBLETTING

    18.1  No Assignment of Lease without Landlord's Consent.  Tenant shall not voluntarily, involuntarily, or by operation of law assign, transfer, hypothecate or otherwise encumber this Lease or Tenant's interest therein, and shall not sublet nor permit the use by others of the Premises or any part thereof without first obtaining in each instance Landlord's written consent, which consent shall not be unreasonably withheld. If consent is once given by Landlord to any such assignment, transfer, hypothecation or subletting, such consent shall not operate as a waiver of the necessity for obtaining Landlord's consent to any subsequent assignment, transfer, hypothecation or sublease. Any such transfer without Landlord's consent shall be void and shall, at Landlord's option, constitute a material breach of this Lease. This Lease shall not, nor shall any interest therein, be assignable as to Tenant's interest by operation of law, without Landlord's express prior written consent. Landlord may condition it's consent on Tenant and/or its proposed assignee, transferee or sublessee agreeing to specified terms or modification of the terms of this Lease provided same do no effect the term thereof or the rent to be paid thereunder and, in all events, Landlord shall be entitled to all amounts to be paid by the proposed assignee, transferee or sublessee in excess of the rent required to be paid under the terms hereof.

    18.2  Assumption of Lease Obligations.  Each assignee or transferee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of all rents due hereunder, and for the due performance during the term of all the covenants and conditions herein set forth by Tenant to be performed. No assignment or transfer shall be effective or binding on Landlord unless said assignee or transferee shall, concurrently, deliver to Landlord a recordable instrument which contains a covenant of assumption by said assignee or transferee; provided that a failure or refusal to so execute said instrument shall not release or discharge the assignee or transferee from its liability aforesaid.

    18.3  Corporate Reorganization.  If Tenant is a corporation which, under the then current guidelines published by the Commissioner of Corporations of the State of California, is not deemed a public corporation, or if Tenant is an unincorporated association or a partnership, the transfer, assignment, or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate or in excess of fifty percent (50%) shall be deemed an assignment within the meaning of this Article.

    18.4  Attorney's Fees for Review of Proposed Transfer.  Tenant agrees to reimburse Landlord for Landlord's reasonable attorneys fees incurred in connection with the processing and documentation of any requested assignment, transfer, hypothecation or subletting aforesaid.

ARTICLE 19. RIGHTS RESERVED BY LANDLORD

    Subject to Tenant's security requirements, upon reasonable prior notice, Tenant shall permit Landlord or its agents to enter the Premises for the purposes of:

      (a) Inspection of the Premises;

      (b) Making repairs to the Premises or to make repairs or do work for other portions of the Building;

      (c) Showing the Premises to persons wishing to purchase the Building or the real property on which it is situated or make a mortgage loan upon the same;

      (d) Posting notices of non-responsibility, as provided in Paragraph 27.4 hereafter;

      (e) Showing the Premises to persons wishing to rent the Premises during the last six (6) months of the Lease Term.

ARTICLE 20. CONSENT OF LANDLORD

    Except as may otherwise be provided in Articles 18 above, whenever Landlord's or Tenant's consent or approval is required prior to any action under this Lease, such consent or approval shall not be unreasonably withheld. In no event shall Landlord be liable in monetary damages for withholding its consent or approval unless Tenant proves the same to have been withheld maliciously or in bad faith.

ARTICLE 21. RIGHT OF LANDLORD TO PERFORM

    All covenants to be performed by Tenant hereunder shall be performed by Tenant at its sole cost and expense and without any abatement of any rent to be paid hereunder. If Tenant shall fail to pay any sum, other than rent, required to be paid by it or shall fail to perform any other act on its part to be performed, and such failure shall continue beyond any applicable grace period herein set forth, Landlord may (but shall not be obligated to) and without waiving or releasing Tenant from any of its obligations, make any such payment or perform any such other act on Tenant's part to be made or performed as herein provided. All sums so paid by Landlord and all necessary incidental costs, together with interest at the maximum lawful rate per annum from the date of such payment by Landlord, shall be payable by Tenant forthwith on Landlord's demand therefor. In the event of nonpayment thereof by Tenant, Landlord shall have, in addition to all other rights and remedies, the same rights and remedies as in the case of default by Tenant in the payment of rent.

ARTICLE 22. LANDLORD DEFAULT

    22.1  Right to Notice.  If Landlord shall be in default of any covenant of this Lease to be performed by it, Tenant, prior to exercising any right or remedy it may have against Landlord on account thereof, shall give Landlord a thirty (30) day written notice of such default, specifying therein the nature thereof. Notwithstanding anything to the contrary elsewhere in this Lease, Tenant agrees that if the default specified in said notice is of such nature that it can be cured by Landlord, but cannot with reasonable diligence be cured within said thirty (30) day period, then such default shall be deemed cured if Landlord within said thirty (30) day period shall have commenced the curing thereof and shall continue thereafter with all due diligence to cause such curing to proceed to completion.

    22.2  No Personal Liability.  If Landlord shall fail to cure a default of any covenant of this Lease to be performed by it and, as a consequence of such uncured default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied solely out of the proceeds of sale received upon execution of such judgment against the right, title and interest of Landlord in the Building and its underlying realty and out of the rents, or other income from said property receivable by Landlord, or out of the consideration received by Landlord from a sale or other disposition of all or any part of Landlord's right, title and interest in said property, but neither Landlord nor any individual person named herein as one of the persons constituting Landlord shall be personally liable for any deficiency.

ARTICLE 23. DEFAULT AND REMEDIES

    23.1  Events of Default.  The occurrence of any of the following shall constitute a material breach and default of this Lease by Tenant:

      (a) Any failure by Tenant to pay when due any of the rent required to be paid by Tenant hereunder where such failure continues for three (3) days after written notice from Landlord that the same is due;

      (b) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant where such failure continues for twenty (20) days after written notice thereof from Landlord; provided, that if the nature of such default is such that the same cannot with due diligence be cured within said period, Tenant shall not be deemed to be in default if it shall, within said period, commence such curing and thereafter diligently prosecute the same to completion;

      (c) The abandonment or vacation of the Premises;

      (d) Any other event herein specified as a material breach or default under this Lease;

    23.2  Landlord's Remedies.  In the event of any such material breach or default as aforesaid by Tenant, then in addition to any and all other remedies available to Landlord at law or in equity, Landlord shall have the right to immediately terminate this Lease and all rights of Tenant hereunder by giving written notice to Tenant of its election so to do. If Landlord shall elect to terminate this Lease, then it may recover from Tenant:

      (a) The worth at the time of the award of any and all unpaid rent payable hereunder which had been earned at the date of such termination; plus

      (b) The worth at the time of the award of the amount by which said unpaid rent which would have been earned after termination and until the time of the award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

      (c) The worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of the award exceeds the amount of such rental loss which Tenant proves could be reasonably avoided; plus

      (d) Any other amounts necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations hereunder or which, in the ordinary course of affairs, would likely result therefrom, and

      (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable California law from time to time.

    23.3  Worth at the Time of the Award Defined.  As used in subparagraphs (a) and (b) of Paragraph 23.2, the "worth at the time of the award" is computed by allowing interest at the rate of ten percent (10%) per annum. As used in subparagraph (c) of Paragraph 22.2, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent

    23.4  Additional Remedies.  In the event of any default aforesaid by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all property and persons therefrom, and any such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant. Any such additional remedies shall only be exercised in accordance with applicable California law.

    23.5  Landlord's Remedies.  If Landlord shall elect to re-enter as above provided or shall take possession of said Premises pursuant to legal proceedings or pursuant to any notice provided by law,

and if Landlord has not elected to terminate this Lease, Landlord may either recover all rental as it becomes due or relet the Premises or any part or parts thereof for such term or terms and upon such provisions as Landlord, in its sole judgment, may deem advisable and shall have the right to make repairs to and alterations of the Premises.

    23.6  Application of Rentals.  If Landlord shall elect to relet as aforesaid, then rentals received by Landlord therefrom shall be applied as follows: (a) to the payment of any indebtedness other than rent due hereunder from Tenant; (b) to the payment of all costs and expenses incurred by Landlord in connection with such reletting; (c) to the payment of the cost of any alterations of and repairs to the Premises; (d) to the payment of rent due and unpaid hereunder; and (e) the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. In no event shall Tenant be entitled to any excess rental received by Landlord over and above that which Tenant is obligated to pay hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable hereunder during that month by Tenant, then Tenant shall pay such deficiency to Landlord forthwith upon demand, and said deficiency shall be calculated and paid monthly. Tenant shall also pay Landlord as soon as ascertained and upon demand, all costs and expenses incurred by Landlord in connection with such reletting and in making any such alterations and repairs which are not covered by the rentals received from such reletting.

    23.7  Re-Entry Shall Not Constitute a Termination.  No re-entry or taking possession of the Premises by Landlord under this Article shall be construed as an election to terminate this Lease unless a written notice of such intention to be given to Tenant or unless the termination thereof be adjudged by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of Tenant's default, Landlord may at any time after such reletting elect to terminate this Lease because of such default.

    23.8  No Waiver.  Nothing contained in this Article shall constitute a waiver of Landlord's right to recover damages by reason of Landlord's efforts to mitigate the damage to it covered by Tenant's default; nor shall anything in this Article adversely affect Landlord's right, as it may be provided elsewhere in this Lease or under applicable law, to indemnification against liability for injury or damage to persons or property occurring prior to a termination of this Lease.

    23.9  Attorney's Fees.  If Landlord shall engage in the services of an attorney for the purpose of collecting any late rental due from Tenant, Tenant shall pay the reasonable fees of such attorney for his services regardless of the fact that no legal proceeding or action may have been filed or commenced.

    23.10  Interest.  Any unpaid rent and any other sums due and payable hereunder by Tenant shall bear interest at the maximum lawful rate per annum from the due date and until payment thereof.

    23.11  Rent Defined.  The terms "rent" and "rental" as used herein and elsewhere in this Lease shall be deemed to be and mean the Minimum Rent, Additional Rent, rent adjustments and any and all other sums, however designated, required to be paid by Tenant hereunder.

    23.12  Late Charge.  Tenant acknowledges that late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of rent due from Tenant is not received by Landlord within five (5) days after same is due, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue rent as a late charge; if any installment of rent due from Tenant is not received by Landlord within ten (10) days after same is due, Tenant shall pay to Landlord yet an additional sum of five percent (5%) of the overdue rent as a late charge, making the total late charge equal to ten percent (10%) of the overdue rent installment. The parties agree that these late charges represent a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant.

    23.13  Availability of Other Remedies.  Acceptance of any late charge or interest due shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord.

ARTICLE 24. PRIORITY OF LEASE AND ESTOPPEL CERTIFICATE

    24.1  Landlord's Election.  At Landlord's election, this Lease shall be either superior to or subordinate to any and all trust deeds, mortgages, or other security instruments, ground leases, or leaseback financing arrangements now existing or which may hereafter be executed covering the Building and/or the land underlying the same or any part or parts of either thereof, and for the full amount of all advances made or to be made thereunder together with interest thereon, and subject to all the provisions thereof and to any renewals, extensions, modifications and consolidations thereof, and Tenant agrees to execute, acknowledge and deliver upon request by Landlord any and all documents or instruments which are or may be deemed necessary or proper by Landlord to more fully and certainly assure the superiority or the subordination of this Lease to any such trust deeds, mortgages or other security instruments, ground leases, or leasebacks. Provided, that if this Lease shall be hereafter subordinated, any person or persons purchasing or otherwise acquiring any interest at a foreclosure sale under said trust deeds, mortgages or other security instruments, or by termination of said ground leases or leasebacks, shall continue this Lease in full force and effect in the same manner as if such person or persons had been named as Landlord herein and Tenant shall automatically become the tenant of Landlord's successor in interest and shall attorn to said successor in interest. Further, any documentation evidencing such subordination shall contain such non-disturbance provisions. if Tenant shall fail to execute and deliver any such statement to Landlord within ten (10) days after Landlord's written request therefor, Tenant hereby irrevocably appoints Landlord as its attorney-in-fact, coupled with an interest, to execute and deliver, for and in the name of Tenant. Further, Landlord may, at its option, treat Tenant's failure or refusal to execute any such instrument as a material breach of this Lease and without any further notice, and exercise its remedies specified in Article 23 hereof. The words "person" and "persons" as used herein or elsewhere in this Lease shall mean individuals, partnerships, firms, associations and corporations.

    24.2  Estoppel Certificate.  Tenant shall at any time and from time to time execute, acknowledge and deliver to Landlord a written statement certifying as follows: (a) that this Lease is unmodified and in full force (or if there has been modification thereof, that the same is in full force as modified and stating the nature thereof); (b) that to the best of its knowledge, there are no uncured defaults on the part of Landlord (or if any such default exists, the specific nature and extent thereof); and (c) the date to which any rents and other charges have been paid in advance, if any. If Tenant shall fail to execute and deliver any such statement to Landlord within ten (10) days after Landlord's written request therefor, Landlord may, as Tenant's attorney-in-fact, coupled with an interest, execute said statement for and on behalf of Tenant, and in Tenant's name. Further, Landlord may, at its option, treat same as a material breach of this Lease and without any further notice, exercise its remedies specified in Article 23 hereof.

ARTICLE 25. HOLDING OVER

    If, without the execution of a new lease or written extension of this Lease, and with the consent of Landlord, Tenant shall hold over after the expiration of the Lease Term, Tenant shall be deemed to be occupying the Premises as a tenant from month-to-month, which tenancy may be terminated as provided by law. During said tenancy, the monthly Minimum Rent payable to Landlord by Tenant shall be one hundred live percent (105%) of the Minimum Rent for the last month of the Lease Term, unless a different rate is agreed upon, and upon all of the other terms, covenants and conditions set forth in this Lease so far as the same are applicable. Provided that if Tenant shall fail to surrender the Premises upon the termination of this Lease, in addition to any other liabilities to Landlord arising therefrom, Tenant shall and does hereby agree to indemnify and hold Landlord harmless from loss or liability resulting from such failure including, but not limited to, claims made by any succeeding tenant founded on such failure.

ARTICLE 26. NOTICES

    Wherever in this Lease it shall be required or permitted that notice, approval, advice, consent or demand be given or served by either party to this Lease to or on the other, the same shall be given or served, and shall not be deemed to have been duly given or served unless in writing and either personally delivered or sent by certified or registered mail, addressed to the address of the said party as specified below. Any such notice, approval, advice, consent or demand shall be deemed given, and shall likewise be deemed to have been received by the party to whom it was addressed, when so mailed and addressed. Either party may change such address by notice to the other in the manner provided for in this Article 25.

    Notice to Landlord shall be addressed as follows:

      Hahn Global International
      80 Grand Avenue, Suite M
      Oakland CA 94612

    Notice to Tenant shall be addressed as follows:

      Nara Bank, N.A.
      Corporate Administration
      3701 Wilshire Bl., Suite 200
      Los Angeles CA 90010

ARTICLE 27. LIENS

    27.1  Discharge of Liens.  Tenant shall pay all costs for work done by it or caused to be done by it in the Premises and the Building, and Tenant shall keep both said Premises and Building free and clear of all mechanics' liens and other liens on account of work done for Tenant or persons claiming under it. Tenant agrees to and shall indemnify and save Landlord harmless against liability, loss, damage, costs, attorneys' fees, and any other expenses on account of claims of lien of laborers or materialmen for work performed or materials or supplies furnished for Tenant or persons claiming under it. If any such lien shall attach to the Demised Premises, Tenant shall promptly, and in any event within thirty (30) days, discharge it as a matter of record. If necessary to accomplish same, Tenant shall furnish and record a bond to insure the protection of Landlord; the Premises, and the Building from loss by virtue of any such lien.

    27.2  Lien Release Bonds.  Any bond furnished by Tenant pursuant to the provisions of Paragraph 27.1 above, shall be a lien release bond issued by a corporation authorized to issue surety bonds in the State of California in an amount equal to one and one-half times the amount of such claim of lien. The bond shall meet the requirements of Civil Code Section 3142 and shall provide for the payment of any sum that the claimant may recover on the claim, together with said lien claimant's costs of suit if he recovers thereon.

    27.3  Landlord's Expenses and Fees.  If Tenant shall not have paid a charge for which a mechanics' lien claim has been filed nor have discharged the same of record, and suit to foreclose the same have been filed, Landlord may (but shall not be obligated to) pay said claim and any costs, and the amount so paid, together with reasonable attorneys' fees incurred in connection therewith and interest at the maximum lawful rate from the date of Landlord's payment thereof, shall be due and owing from Tenant to Landlord as Additional Rent within five (5) days after written demand by Landlord therefor. Tenant's failure to do so shall constitute a material breach of this Lease and Landlord may, without any further notice, pursue its remedies specified in Article 23 hereof.

    27.4  Notices of Non-Responsibility.  Tenant shall, prior to commencing any work which might result in a lien as aforesaid, give Landlord written notice of its intention so to do in sufficient time to enable Landlord to post, file and record legally effective notices of non-responsibility. Subject to the provisions of Article 19 hereof, Landlord or its representatives shall have the right to enter into the Premises and inspect the same at all reasonable times, and shall have the right to post and keep posted thereon said notices of non-responsibility and such other notices as Landlord may deem proper to protect its interest therein.

ARTICLE 28. QUIET ENJOYMENT

    Landlord agrees that Tenant, upon payment of the Minimum Rent, Additional Rent, and all other sums and charges required to be paid by Tenant hereunder, and the due and punctual performance of all of Tenant's other covenants and obligations under this Lease, shall have the quiet and undisturbed possession of the Premises.

ARTICLE 29. ATTORNEYS' FEES

    Should either party hereto institute any action or proceeding in court to enforce any provision hereof or for damages or for declaratory or other relief hereunder, the prevailing party shall be entitled to receive from the losing party, in addition to court costs, such amount as the court may adjudge to be reasonable as attorneys' fees for services rendered to said prevailing party, and said amount may be made a part of the judgment against the losing party.

ARTICLE 30. SALE OR TRANSFER OF PREMISES

    If Landlord sells or transfers the Premises Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this Lease. If any security deposit or prepaid rent has been paid by Tenant, Landlord can transfer the security deposit or prepaid rent to Landlord's successor and on such transfer Landlord shall be discharged from any further liability in reference to the security deposit or prepaid rent.

ARTICLE 31. MISCELLANEOUS

    31.1  Nothing contained in this Lease shall be deemed or construed as creating a partnership or joint venture between Landlord and Tenant or between Landlord and any other party, or cause Landlord to be in any manner responsible for the debts or obligations of Tenant, or any other party.

    31.2  In respect of any partial destruction of the Premises which Landlord is obligated to repair or may repair under any of the provisions of this Lease, the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the Civil Code of California, are hereby waived by Tenant. However, nothing in this provision shall affect Tenant's rights under Paragraph 11.3 of this Lease.

    31.3  If any provision of this Lease shall be determined to be void or voidable by any court of competent jurisdiction, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in effect. It is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision void or voidable and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

    31.4  If Tenant hereunder is a corporation, the parties executing this Lease on behalf of Tenant represent and warrant to Landlord: that Tenant is a valid and existing corporation; all things necessary to qualify Tenant to do business in California have been accomplished prior to the date of this Lease; that all franchise and other corporate taxes have been paid to the date of this Lease; that all forms, reports, fees, and taxes required to be filed or paid by said corporation in compliance with applicable laws have been filed and paid when due.

    31.5  The entire agreement between the parties hereto is set forth in this Lease, and any agreement hereafter made shall be ineffective to change, modify, alter or discharge it in whole or in part unless such agreement is in writing and signed by both said parties. It is further understood that there are no oral agreements between the parties hereto affecting this Lease, and that this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between said parties or displayed by Landlord to Tenant with respect to the subject matter of this Lease, and none of the same shall be available to interpret or construe this Lease. All negotiations and oral agreements acceptable to both parties hereto have been merged into and are included in this Lease.

    31.6  The laws of the State of California shall govern the validity, performance and enforcement of this Lease. Although the printed provisions of this Lease were prepared and drawn by Landlord, this Lease shall not be construed either for or against Landlord or Tenant, but its construction shall be at all times in accord with the general tenor of the language so as to reach a fair and equitable result.

    31.7  A waiver of any breach or default shall not be a waiver of any other breach or default. Landlord's consent to or approval of, any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent similar act by Tenant. The acceptance by Landlord of any rental or other payments due hereunder with knowledge of the breach of any of the covenants of this Lease by Tenant shall not be construed as a waiver of any such breach. The acceptance at any time or times by Landlord of any sum less than that which is required to be paid by Tenant shall, unless Landlord specifically agrees otherwise in writing, be deemed to have been received only on account of the obligation for which it is paid, and shall not be deemed an accord and satisfaction notwithstanding any provisions to the contrary written on any check or contained in a letter of transmittal.

    31.8  The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Premises, and in the event of any transfer or transfers of title thereto, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations hereunder on the part of Landlord to be performed thereafter.

    31.9  Time is of the essence with respect to the performance of each of the covenants and agreements of this Lease.

    31.10  Each and all of the provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise specifically provided elsewhere in this Lease, their respective personal representatives, successors and assigns, subject at all times to all provisions and restrictions elsewhere in this Lease respecting the assignment, transfer, encumbering or subletting of all or any part of the Premises or Tenant's interest in this Lease.

    31.11  Submission of this instrument by or on behalf of Landlord for examination or execution by Tenant does not constitute a reservation of or option for lease, and this instrument shall not be effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

    31.12  Landlord shall have no liability to Tenant nor shall Tenant have any right to terminate this Lease or claim any offset against or reduction in any rents payable because of interference with or impairment, to any extent, of light, air, visibility, or view, or because of damage or inconvenience due to noise, vibration or other matter resulting from the excavation, construction, repair or addition of or to buildings, adjacent to or near the Building. Tenant, without consideration therefor and waiving all claims against Landlord with respect thereto, shall afford to the person or persons causing or authorized to cause such excavations, construction, repair or addition, leave and license to enter upon the Premises for the purpose of doing such work as may be necessary to preserve all and every part of said Building from injury or damage, and to support the same.

    31.13  The captions shown in this Lease are for convenience of reference only, and shall not, in any manner, be utilized to construe the scope or the intent of any provisions thereof.

    31.14  Tenant shall not record this Lease nor any short form memorandum thereof without Landlord's written consent.

    31.15  All agreements herein by Tenant, whether expressed as covenants or conditions, shall be deemed to be conditions for the purposes of this Lease.

    31.16  Additional provisions of this Lease may be found in an Addendum attached hereto.

    IN WITNESS WHEREOF the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:	TENANT:
/s/ ALEX HAHN Alex Hahn	Nara Bank, National Association
/s/ JAE HEE HAHN Jae Hee Hahn	By: Title:
/s/ SANG EUI HAHN Sang Eui Hahn
/s/ HAI TAN HAHN Hai Tan Hahn	By: Title:

Addendum to Lease

    This Addendum to Lease is made and entered into as of March   , 2000 by and between Alex Hahn, Jae Hee Hahn, Sang Eui Hahn and Hai Tan Hahn (hereinafter collectively called "Landlord"), and Nara Bank, National Association, (hereafter called "Tenant") and is intended to supplement the provision of the Lease entered into by and between said Landlord and Tenant with respect to those certain Premises located on the ground floor of that building (the "Building") located at 2250 Broadway (at the intersection of Broadway and Grand Avenue) in the City of Oakland, Alameda County, California.

    With respect thereto, the parties agree that a new paragraph, Paragraph 32, is added to the Lease as follows:

    32.  Parking.  During the term of the Lease, Tenant shall be entitled to six (6) parking spaces in the parking lot adjacent to the Building, near the rear entrance thereto, to be designated by the Landlord as being for the exclusive use of Tenant's customers, at a cost of $85 per month each. The rent for these parking spaces, a total of $510 per month shall be payable as Additional Rent, as that term is defined in the Lease, as shall be paid in the same manner as provided for in the Lease for the payment of the Minimum Rent. During the first option term, if any, the rent for these parking spaces will increase to $100 each. During the second option term, if any, the rent for these parking spaces will be set in the manner provided in Paragraph 2.3 of the Lease, but in no event at less than $100 per month each.

    As of the date hereof, there are no other additions, deletions, changes, amendments or modifications to the Lease.

    IN WITNESS WHEREOF the parties hereto have executed this Addendum to Lease as of the day and year first above written.

LANDLORD:	TENANT:
/s/ ALEX HAHN Alex Hahn	Nara Bank, National Association
/s/ JAE HEE HAHN Jae Hee Hahn	By: [ILLEGIBLE] 3/29/00 Title: Executive Vice President
/s/ SANG EUI HAHN Sang Eui Hahn
/s/ HAI TAN HAHN Hai Tan Hahn	By: Title:

EXHIBIT A

[FLOOR PLAN]

2250 BROADWAY, OAKLAND, CA

EXHIBIT B

Landlord's Construction Obligations

    Tenant has had an opportunity to inspect the Premises and, subject to the provisions of this Exhibit "B" and the provisions of Article 6 of the Lease, agrees to accept the Premises in their "AS IS" condition.

    Landlord, at its sole cost and expense, shall do all of the following improvements to the Premises:

    1.  Paint the walls of the Premises, with the color to be subject to the approval of the Tenant, which approval shall not be unreasonably withheld, delayed or denied. The paint itself shall be selected by Landlord and shall be of the same quality as that used in all other portions of the Building (i.e. "Building standard") unless Tenant pays, in advance, the additional cost of using paint it deems to be of a better quality.

    2.  Re-carpet those portions of the Premises where there is now carpet, with the color and, if applicable, pattern subject to the approval of the Tenant, which approval shall not be unreasonably withheld, delayed or denied. However, Landlord shall not be obligated to expend more than $16 per square yard for material and installation for such carpet and Tenant shall pay, in advance, the additional cost of the carpet should it desire to use carpet whose price exceeds that allowance.

    Except as so provided, all improvements which Tenant desires to see made in or to the Premises shall be at the sole cost and expense of Tenant, and all such work shall be performed in accordance with the provisions of Paragraph 6.2 of the Lease and to the other provisions referenced therein. Further, Tenant shall hold harmless, defend and indemnify Landlord from and against any and all liability with respect to such improvements it may decide to make in and to the Premises

    In addition to the foregoing, Landlord shall also erect demising walls and/or doorways on the mezzanine level of the Building so as to permit the Tenant and its employees access to the bathrooms on that floor without having to pass through anyone else's premises.

QuickLinks

Exhibit 10.7
ARTICLE 1. PREMISES; TERM
ARTICLE 2. MINIMUM RENT
ARTICLE 3. SHARED EXPENSES
ARTICLE 4. USE OF PREMISES
ARTICLE 5. INITIAL PAYMENTS
ARTICLE 6. IMPROVEMENTS TO THE PREMISES
ARTICLE 7. UTILITIES
ARTICLE 8. SIGNS
ARTICLE 9. REPAIRS AND ALTERATIONS
ARTICLE 10. TRADE FIXTURES AND SURRENDER
ARTICLE 11. DAMAGE OR DESTRUCTION
ARTICLE 12. EMINENT DOMAIN
ARTICLE 13. INSURANCE
ARTICLE 14. FORCE MAJEURE
ARTICLE 15. RELEASE AND INDEMNITY
ARTICLE 16. INSOLVENCY, ETC. OF TENANT
ARTICLE 17. TAXES
ARTICLE 18. ASSIGNMENT AND SUBLETTING
ARTICLE 19. RIGHTS RESERVED BY LANDLORD
ARTICLE 20. CONSENT OF LANDLORD
ARTICLE 21. RIGHT OF LANDLORD TO PERFORM
ARTICLE 22. LANDLORD DEFAULT
ARTICLE 23. DEFAULT AND REMEDIES
ARTICLE 24. PRIORITY OF LEASE AND ESTOPPEL CERTIFICATE
ARTICLE 25. HOLDING OVER
ARTICLE 26. NOTICES
ARTICLE 27. LIENS
ARTICLE 28. QUIET ENJOYMENT
ARTICLE 29. ATTORNEYS' FEES
ARTICLE 30. SALE OR TRANSFER OF PREMISES
ARTICLE 31. MISCELLANEOUS
Addendum to Lease
EXHIBIT A
EXHIBIT B